Exhibit 99.1

  American Retirement Will Restate Its Financial Results to Reflect
                    Changes in Accounting Guidance

    NASHVILLE, Tenn.--(BUSINESS WIRE)--June 8, 2005--American Retirement Corporation (NYSE:ACR), a leading national provider of senior living housing and care, announced today it will restate its financial statements for 2002 through 2004. After consultation with KPMG LLP and the staff of the SEC regarding new interpretations of accounting guidance for entrance fee refunds, the Company concluded that it should reclassify certain of its entrance fee refund liabilities from long-term liabilities to current liabilities on its balance sheet. In connection with the reclassification of those entrance fee refund liabilities, the Company has determined to make certain additional adjustments to its financial statements for these periods. Each of these reclassifications and adjustments is discussed in detail below and in the Form 10-K/A to be filed today.
    The Company does not believe that any of these items will have an adverse effect upon the Company or its operations, or represents an adverse change to the Company's financial condition or results of operations. The reclassifications and adjustments will not impact the Company's total cash flow in any period. The Company reduced its lease expense and, correspondingly, decreased its net loss by $1.2 million in 2004 and 2003, and $.4 million in 2002. Furthermore, none of these items will result in a violation of any covenants or other provisions of the Company's loans or leases.
    Commenting on the impact of the restatement, Chairman, President and CEO Bill Sheriff said, "Although this new interpretation of the application of generally accepted accounting principles requires our restatement, it is frustrating that we find ourselves in a position where the balance sheet presentation of entry fee accounts has to be changed from what have been the long-standing practices of our industry. All of these adjustments and reclassifications are highly technical in nature and nearly all of them are not the result of the discovery of new facts or information, but merely a change in the accounting guidance we had previously received. None of these adjustments or reclassifications reflects a change in the underlying economics of the Company's business or our future prospects."

    Reclassification of Certain Entrance Fee Refund Liabilities

    The Company filed a Form 8-K with the Securities and Exchange Commission on May 5, 2005, indicating that it was re-examining, among other things, its accounting policies regarding the classification of certain entrance fee refund obligations on its balance sheet. Historically, the Company has recorded the refundable amount of entrance fees on its balance sheet as a long-term liability in accordance with prevailing and long-standing industry practice and industry-specific accounting guidance and literature.
    The Company's entrance fee agreements may be terminated by residents upon thirty days' notice. In addition, many of these agreements require the Company to refund a portion of the original entrance fee amount within a specified number of days (less than one year) after the agreement is terminated. Because of these provisions, KPMG LLP, the Company's independent registered public accounting firm, recently questioned whether certain of these refund obligations should be considered "callable" under SFAS No. 78, Classification of Obligations That Are Callable by the Creditor, and therefore whether they should be classified as a current liability. After consultation with KPMG LLP and the staff of the SEC, the Company has determined that SFAS No. 78 is the controlling accounting literature and, accordingly, has restated its balance sheet to reclassify certain entrance fee refund liabilities from long-term liabilities to current liabilities. For 2004, approximately $113 million was reclassified to current liabilities.

    Other Changes

    In connection with its review of the classification of entrance fee refund liabilities, the Company initiated a review of certain of its other accounting policies as required by KPMG under KPMG's standard review procedures. As a result of that review, the Company has determined to make the following additional reclassifications and adjustments:
    (1) The Company adjusted its lease expense for 2002, 2003 and 2004. The Company recognizes rental expense on operating leases using straight-line lease accounting, which averages its lease payments over the base term of the lease, including certain lease escalators. These adjustments relate to accounting for certain prepaid rent and certain lease escalation provisions and are due to a reexamination of existing leases and the application of complex accounting rules. The net impact of these adjustments is a reduction to lease expense for 2002, 2003 and 2004, of approximately $.4 million, $1.2 million and $1.2 million, respectively.
    (2) The Company reclassified certain tenant deposits (consisting of security deposits, wait list and other deposits) from long-term liabilities to current liabilities on its balance sheet. This reclassification is consistent with the treatment of entrance fee refund obligations as current liabilities. For 2004, approximately $5 million of tenant deposits was reclassified to current liabilities.
    (3) The Company reclassified its gain or loss on sale of assets to be a component of operating income or loss, rather than a component of other income or expense on the Company's Consolidated Statement of Operations. This reclassification has no effect on net income or net loss for any period.
    (4) The Company reclassified certain entrance fee and accrued interest items between the operating and financing sections of its Statement of Cash Flows. The refundable portion of proceeds from entrance fee sales and all payments of refunds on entrance fee terminations are now shown as a component of cash provided/used by financing activities, instead of cash provided by operating activities. In addition, the accrual of deferred interest on the Company's mezzanine loan (which was repaid during 2004) is shown as a component of cash provided by operating activities instead of cash provided/used by financing activities, and certain net amounts in the investing section are now shown as gross amounts. These reclassifications have no impact on total net cash provided or used in any period.
    On June 6, 2005, after concluding discussions with the SEC and KPMG LLP, the Company's management and the Audit Committee of its Board of Directors determined that the Company would be required to make the restatements described above. Accordingly, the management of the Company and the Audit Committee determined that the Company would restate its previously issued consolidated financial statements for the fiscal years ended December 31, 2004, 2003 and 2002 and for the quarterly periods for the fiscal years ended December 31, 2004 and 2003. As a result, those financial statements and the unaudited financial results included in the Company's press release on May 5, 2005 or in its Form 8-K filed with the SEC on May 5, 2005 may no longer be relied upon.

    Filings

    The Company will file today an amendment on Form 10-K/A to its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (originally filed with the SEC on March 4, 2005) and a Quarterly Report on Form 10-Q for its first quarter of 2005. A separate press release will also be issued describing the highlights of the comparison of the estimates filed on May 5, 2005 and today's Form 10-Q filing. Finally, a Form 8-K/A will be filed correcting the Company's previous Form 8-K filing on May 5, 2005.

    Company Profile

    American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the company believes that it is a leader in the operation and management of senior living communities, including independent living communities, continuing care retirement communities, Free-standing AL's, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The Company's operating philosophy is to enhance the lives of seniors by striving to provide the highest quality of care and services in well-operated communities designed to improve and protect the quality of life, independence, personal freedom, privacy, spirit, and dignity of its residents. The Company currently operates 67 senior living communities in 14 states, with an aggregate unit capacity of approximately 13,300 units and resident capacity of approximately 14,900. The Company owns 17 communities, leases 44 communities, and manages six communities pursuant to management agreements. Approximately 84% of the company's revenues come from private pay sources.

    Risks of Forward-Looking Statements

    Statements contained in this press release and statements made by or on behalf of American Retirement Corporation relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief, estimates or expectations of the Company or its management, including, without limitation, all statements regarding the Company's future operating and financial expectations and the Company's expectations of the consequences of the restatements. These forward-looking statements may be affected by certain risks and uncertainties, including without limitation, the risk factors described in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2004 under the caption "Risk Factors" and in the Company's other filings with the SEC. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

    CONTACT: American Retirement Corporation
             Ross C. Roadman, 615-376-2412